Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the inclusion in this Post-Effective Amendment No. 1 to the Registration Statement on Form SB-2 on Form S-3 of Uroplasty, Inc. of our report dated June 6, 2007, relating to the March 31, 2007 consolidated financial statements of Uroplasty, Inc. and Subsidiaries, appearing in the Prospectus which is part of this Registration Statement and to the reference to our firm under the heading “Experts” in such Prospectus.
/s/ MCGLADREY & PULLEN, LLP
Minneapolis, Minnesota
August 28, 2007